UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2018

WideOpenWest, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	001-38101	46-0552948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview Avenue, Suite 1000
 Englewood, CO 80111
(Address of Principal Executive Offices, including Zip Code)

(720) 479-3500
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2018, WideOpenWest, Inc. (the “Company”) announced that Cash Hagen will depart from his position as the Company’s Chief Operating Officer, effective April 6, 2018 (the “Separation Date”).

Pursuant to Mr. Hagen’s Amended and Restated Letter Agreement of Employment, Mr. Hagen will be entitled to receive, subject to his execution and non-revocation of a release of claims in favor of the Company, and continued compliance with the terms and conditions of such employment letter agreement, (1) severance consisting of a continuation of his monthly base salary for a period of 24 months following the Separation Date and benefit continuation for a period of 12 months following the Separation Date, (2) a pro rata portion of the annual bonus for the fiscal year in which termination occurs, (3) any time-based vesting equity awards held by Mr. Hagen that would have vested within 12 months following the date of the termination but for such termination to become effective and (4) any unpaid unvested bonus amount under the WideOpenWest, Inc. Retention Plan to become immediately vested and paid in lump sum payable on the 60th day following the date of the termination.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2018	WIDEOPENWEST, INC.

/s/ Richard E. Fish, Jr.
Richard E. Fish, Jr.
Chief Financial Officer

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